EXHIBIT 99 (b)

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
THIRD QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001 vs. 2000		2001 vs. 2000
	(in thousands, except per share data)
FINANCIAL AND ANALYTICAL DATA:

Total FFO - Incr (decr) - 2001 compared to 2000:	$ 000	$ per share	$ 000	$ per share
Base and percentage rents from anchors and mall shops	$400	$0.011	$1,393	$0.039
Temporary and promotional leasing income	(99)	(0.003)	(177)	(0.005)
Mall operating costs, net of tenant recovery income	(438)	(0.012)	(1,918)	(0.053)
Utility and misc. mall income, equity in joint venture	(80)	(0.002)	420	0.012
Straight line rental income	343	0.009	654	0.018
Core mall operations	126	0.003	372	0.011

Interest expense	642	0.018	845	0.023
Property admin. and general & admin. expenses	248	0.007	(302)	(0.008)
Restructuring costs	-	-	369	0.010
Cash flow support earned	18	-	26	0.001
Gain on sale of outparcel land	(300)	(0.008)	(455)	(0.013)
Depreciation and amortization expense	35	0.001	110	0.003
Lease buyout income	(536)	(0.015)	1,072	0.030
Other items	(210)	(0.006)	(164)	(0.005)
Change in FFO before pref'd div's and minority interest	23	-	1,873	0.052
Allocation to minority interest in Operating Partnership	25	-	(430)	-
Dilutive effect of common share options	-	(0.001)	-	(0.003)
Rounding to whole cents	-	0.001	-	0.001
Change in FFO allocable to common shareholders	$48	$-	$1,443	$0.050

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
Funds from Operations ($000 except per share data):
Net income	$511	$181	$26	$3,143
Adjustments:
Minority Interest in Operating Partnership	1,366	622	3,824	(875)
Depreciation and amortization - real estate	11,916	12,134	39,019	36,676
Operating covenant amortization	-	657	-	1,972
(Gain) Loss on sale of assets	-	209	-	192
Cash flow support amounts	804	786	2,347	2,321
FFO before allocations to minority interest and pref'd shares	14,597	14,589	45,216	43,429
Allocation to preferred shareholders (preferred dividends)	(3,402)	(3,417)	(10,206)	(10,292)
Allocation to minority interest in Operating Partnership	(3,051)	(3,076)	(9,553)	(9,123)
FFO allocable to common shares	$8,144	$8,096	$25,457	$24,014
FFO per common share	$0.31	$0.31	$0.97	$0.92

Actual shares outstanding at period end	26,208	26,208	26,208	26,208
Partnership units and shares outstanding at period end	36,164	36,164	36,164	36,164

Average shares outstanding during the period for diluted FFO	26,382	26,250	26,336	26,225
Partnership shares and units during the period for diluted FFO	36,338	36,206	36,292	36,181

Components of Minimum Rents:
Anchor - contractual or base rents	$6,150	$6,180	$18,431	$18,622
Mall shops - contractual or base rents	20,797	20,679	63,422	61,564
Straight line rental income	265	(78)	854	200
Ground lease - contractual or base rents	584	497	1,758	1,459
Lease buyout income	(18)	518	1,606	534
Operating covenant amortization	-	(657)	-	(1,972)
Total minimum rents	$27,778	$27,139	$86,071	$80,407
Components of Percentage Rents:
Anchors	$672	$631	$1,814	$1,962
Mall shops and ground leases	1,055	871	2,949	3,374
Total percentage rents	$1,727	$1,502	$4,763	$5,336

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
THIRD QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
	(in thousands, except as noted)

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes, all depreciation and amortization
and extraordinary items	$27,818	$28,462	$85,209	$84,286

Debt and Interest:

Fixed rate debt at period end	$608,549	$584,321	$608,549	$584,321
Variable rate debt at period end	117,117	138,496	117,117	138,496
Total debt at period end	$725,666	$722,817	$725,666	$722,817

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	6.0%	9.4%	7.0%	9.1%

Total interest expense for period	$13,812	$14,454	$41,687	$42,532
Amort. of deferred debt cost for period (incl. in interest exp)	460	616	1,402	1,847
Capitalized interest costs during period	24	227	34	791

Capital Expenditures Incurred:

Allowances for mall shop tenants	$2,426	$2,933	$6,040	$13,641
Allowances for anchor/ big box tenants	-	2,091	-	10,904
Leasing costs and commissions	688	889	1,953	2,145
Operational capital expenditures at properties	2,243	1,983	4,037	4,913
Expansions and major renovations	1,713	1,958	3,686	6,163
All other capital expenditures (included in Other Assets)	124	877	366	1,896
Total Capital Expenditures during the period	$7,194	$10,731	$16,082	$39,662

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)			5,665	5,682

Occupancy percentage at period end			85%	85%

Comp. Store Mall shop sales - 9 months ($ per sq. ft.)			$172.42	$170.26

Mall shop occupancy cost percentage at period end			9.8%	10.1%

Average mall shop base rent at period end ($ per sq. ft.)			$19.76	$19.25

Mall shop leasing for the period:
New leases - sq. feet (000)	136	126	328	396
New leases - $ per sq. ft.	$23.45	$20.79	$24.35	$20.94
Number of new leases signed.	55	62	173	176

Net Effective Rent for new leases signed in the period (per sq. ft)	$20.37	$18.17	$20.91	$17.73

Renewal leases - sq. feet (000)	73	86	213	236
Renewal leases - $ per sq. ft.	$24.12	$21.49	$22.02	$23.20
Number of renewal leases signed.	39	46	109	142

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$24.73	$20.23	$30.23	$17.53
Second Generation Space - per sq. ft.	$14.02	$9.53	$15.47	$14.62
Leases Signed during the period by:
First Generation Space - sq. feet (000)	12	11	19	19
Second Generation Space - sq. feet (000)	197	201	522	614

Theater and free-standing leasing for the period:
New leases- sq. feet (000)	-	14	-	18
New leases-$ per sq. ft.	$-	$16.51	$-	$15.68
Tenant allowances - $ per sq. ft.	$-	$1.50	$-	$3.11

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$27,778	$27,139	$86,071	$80,407
Percentage rent	1,727	1,502	4,763	5,336
Property operating cost recoveries	8,817	9,020	26,512	26,942
Temporary and promotional leasing	1,841	1,940	5,874	6,051
Net utility income	667	798	2,546	2,635
Miscellaneous income	212	386	1,131	872
	41,042	40,785	126,897	122,243

Property operating costs:
Recoverable operating costs	11,949	11,683	36,367	35,065
Property administrative costs	512	594	1,912	1,811
Other operating costs	554	585	1,894	1,708
Depreciation and amortization	11,479	11,732	37,729	35,496
	24,494	24,594	77,902	74,080
	16,548	16,191	48,995	48,163
Other expenses:
General and administrative	1,026	1,192	3,824	3,623
Restructuring costs	-	-	-	369
Interest, net	13,812	14,454	41,687	42,532
	14,838	15,646	45,511	46,524
	1,710	545	3,484	1,639

Property sales, disposals and adjustments:
(Loss) on sale of assets	-	(209)	-	(192)
Gain on sale of outparcel land	167	467	366	821

Income before minority interest in Operating Partnership	1,877	803	3,850	2,268
Minority interest in Operating Partnership	(1,366)	(622)	(3,824)	875
Net income	511	181	26	3,143
Dividends on preferred shares	(3,402)	(3,417)	(10,206)	(10,292)
Net (loss) applicable to common shareholders	$(2,891)	$(3,236)	$(10,180)	$(7,149)

Per common share information:
Basic and Diluted EPS:
Net (loss) per share	$(0.11)	$(0.12)	$(0.39)	$(0.27)

Weighted average shares outstanding (000)	26,208	26,208	26,208	26,208

Diluted FFO/share:
FFO allocable to common shareholders	$8,144	$8,096	$25,457	$24,014
Diluted FFO per share	$0.31	$0.31	$0.97	$0.92

Weighted average shares outstanding - diluted (000)	26,382	26,250	26,336	26,225

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2001	2000
	(Unaudited)

Assets
Income-producing properties:
Land	$147,749	$145,936
Buildings and improvements	1,029,066	1,024,191
Deferred leasing and other charges	44,900	45,752
	1,221,715	1,215,879
Accumulated depreciation and amortization	(458,089)	(430,474)
	763,626	785,405

Minority interest in Operating Partnership	3,118	3,050

Investment in joint venture	3,815	4,424
Cash and cash equivalents, unrestricted	7,313	14,613
Restricted cash and escrow deposits	7,276	8,803
Tenant and other receivables	15,987	18,191
Deferred charges and other assets	20,225	21,015
	$821,360	$855,501

Liabilities and Shareholders' Equity

Debt on income-producing properties	$725,666	$722,848
Accounts payable and other liabilities	26,881	36,081
	752,547	758,929

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares issued	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 27,742,317 shares issued at both
September 30, 2001 and December 31, 2000, respectively	277	277
Additional paid-in capital	317,456	317,475
Accumulated deficit	(232,253)	(205,624)
	85,505	112,153
Less common shares held in treasury at cost; 1,534,398 shares
at both September 30, 2001 and December 31,2000	(14,652)	(14,652)
Less preferred shares held in treasury at cost; 25,000 shares and -0-
shares at September 30, 2001 and December 31, 2000, respectively.	(929)	(929)
Accumulated other comprehensive loss	(1,111)	-
	68,813	96,572
	$821,360	$855,501

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2001	2000
	(in thousands)

Cash flows from operating activities:
Net income	$26	$3,143
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	3,824	(875)
Equity earnings in joint venture	(207)	(117)
Loss on sale of assets	-	192
Depreciation and amortization	40,205	40,281
Restructuring costs	-	369
Net changes in:
Tenant and other receivables	2,204	1,632
Deferred charges and other assets	(1,583)	(4,351)
Restricted cash and escrow deposits	1,606	829
Accounts payable and other liabilities	(10,312)	(9,175)
Net cash provided by operating activities	35,763	31,928

Cash flows from investing activities:
Investment in income-producing properties	(15,716)	(37,766)
Change in investing escrow deposits	(50)	4,566
Proceeds from asset sales	-	8,930
Distributions from joint venture	539	353
Net cash (used in) investing activities	(15,227)	(23,917)

Cash flows from financing activities:
Net proceeds from issuance of debt, net of deposits	13,401	31,539
Debt repayments	(10,682)	(17,809)
Dividends and distributions paid on common shares and partnership units	(22,696)	(22,422)
Dividends paid on senior preferred shares	(10,206)	(10,293)
Purchase of preferred shares held in treasury	-	(929)
Cash flow support payments	2,347	2,321
Net cash (used in) financing activities	(27,836)	(17,593)

Net decrease in cash and cash equivalents	(7,300)	(9,582)

Cash and cash equivalents, beginning of period	14,613	17,171

Cash and cash equivalents, end of period	$7,313	$7,589

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$40,285	$40,685
Interest capitalized	$34	$791

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